333-163460
As filed with the Securities and Exchange Commission on December 15, 2009.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Pre-effective
Amendment No. 1
to
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
CENTRA FINANCIAL HOLDINGS, INC.
(Name of small business issuer in its charter)

West Virginia (State or jurisdiction of incorporation or organization)	6712 (Primary Standard Industrial Classification Code Number)	55-0770610 (I.R.S. Employer Identification Number)
990 Elmer Prince Drive, P.O. Box 656
Morgantown, West Virginia 26507-0656
(304) 598-2000
(Address and telephone number of principal executive offices)
Douglas J. Leech, Jr.
President and Chief Executive Officer
Centra Financial Holdings, Inc.
990 Elmer Prince Drive, P.O. Box 656
Morgantown, West Virginia 26507-0656
(304) 598-2000 (304) 598-2035 Fax
(Address of principal place of business or intended principal place of business)
Copies to:
Charles D. Dunbar, Esq.
Elizabeth Osenton Lord, Esq.
Jackson Kelly PLLC
1600 Laidley Tower
P.O. Box 553
Charleston, West Virginia 25322
(304) 340-1000 (Telephone) (304) 340-1272 (Fax)
          Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement. If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☑
          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated file, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated file” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class	Number of Shares	Offering Price per	Aggregate Offering	Amount of
of Securities to be Registered	to be Registered (1)	Share	Price	Registration Fee (2)
Common Stock, $1.00 par value	1,000,000	$20,000,000	$20	$2,790

(1)	Estimated solely for purposes of calculating the registration fee.

(2)	Previously paid.
          The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

PROSPECTUS

Up to 1,000,000 Shares

Centra Financial Holdings, Inc.
990 Elmer Prince Drive, P.O. Box 656
Morgantown, West Virginia 26507-0656
(304) 598-2000
Common Stock
          Centra Financial Holdings, Inc. is offering up to 1,000,000 shares of its common stock. See “Terms of the Offering.” Subject to the following provisions, each investor must purchase a minimum of 500 shares. See “Terms of the Offering.” Funds raised from the offering will be immediately available to Centra Financial for use, and therefore, Centra Financial will not utilize an escrow account. Additionally, there is no established minimum amount Centra Financial is required to raise before it may use funds for the purposes described in “Use of Proceeds.” The offering will terminate on or before                     , 2010, unless extended by the board of directors of Centra Financial. Centra Financial is not aware of any specific expected purchase amounts by its officers or directors, although such purchases may occur.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
          The shares of Centra Financial Holdings, Inc. common stock are not savings accounts, deposits or other bank obligations, and neither the FDIC nor any other governmental agency insures these securities.
          Shares of Centra Financial Holdings, Inc. involve risk. See “Risk Factors” on page 3.

		Estimated Expense	Estimated Proceeds
	Price	of Offering[1]	to Centra Financial
Per Share	$	$	$
Offering Total	$	$45,790	$

[1]	Centra Financial Holdings, Inc. will offer the shares of its common stock to the public primarily through sales made by its directors, officers, and employees, on a best-efforts basis as set forth in “Plan of Distribution.” These individuals will use personal contact, telephone, mail or other media to solicit subscriptions. No director, officer or employee of Centra Financial Holdings, Inc. will receive any additional compensation for assisting with the sale of Centra Financial’s common stock. The expenses of the offering are estimated to be $45,790, including legal, accounting, printing and postage expenses. Centra Financial reserves the right to issue shares through sales made by brokers or dealers in securities, in which case expenses may exceed the amounts listed above.
The date of this prospectus is December _____, 2009.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections and statements of our beliefs concerning future events, business plans, objectives, expected operating results and the assumptions upon which those statements are based. Forward-looking statements include without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” or words or phrases of similar meaning. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Actual results, performance or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements.
          The following factors as well as the factors listed in the section entitled “Risk Factors” set forth herein could cause our financial performance to differ materially from that expressed in such forward-looking statements:
•	the company may incur additional loan loss provision due to negative credit quality trends in the future that may lead to a deterioration of asset quality;

•	the company may incur increased charge-offs in the future;

•	the company could have adverse legal actions of a material nature;

•	the company may face competitive loss of customers;

•	the company may be unable to manage its expense levels;

•	the company may have difficulty retaining key employees;

•	changes in the interest rate environment may have results on the company’s operations materially different from those anticipated by the company’s market risk management functions;

•	changes in general economic conditions and increased competition could adversely affect the company’s operating results;

•	changes in other regulations and government policies affecting bank holding companies and their subsidiaries, including changes in monetary policies, could negatively impact the company’s operating results; and

•	the company may experience difficulties growing loan and deposit balances.
Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Such information is provided to assist stockholders and potential investors in understanding current and anticipated financial operations of the company and is included pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances that arise after the date such statements are made.

ABOUT THIS PROSPECTUS
          You should rely only on the information contained in this prospectus and in the documents incorporated by reference herein. We have not authorized any other person to provide you with different or inconsistent information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell our common stock in any jurisdiction in which the offer or sale is not permitted. You should assume that the information in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since such dates.
          Neither we, nor any of our officers, directors, agents or representatives, make any representation to you about the legality of an investment in our common stock. You should not interpret the contents of this prospectus to be legal, business, investment or tax advice. You should consult with your own advisors for that type of advice and consult with them about the legal, tax, business, financial, and other issues that you should consider before investing in our common stock.
          This prospectus does not offer to sell, or ask for offers to buy, any shares of our common stock in any state or jurisdiction where it would not be lawful or where the person making the offer is not qualified to do so.
          No action is being taken in any jurisdictions outside the United States to permit a public offering of our common stock or possession or distribution of this prospectus in those jurisdictions. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions that apply in those jurisdictions to this offering or the distribution of this prospectus.
          Unless the context indicates otherwise, all reference in this prospectus to “Centra Financial”, “we,” “us,” “our company,” and “our” refer to Centra Financial Holdings, Inc. and its combined subsidiaries (including the Bank). References to the “Bank,” or “Centra Bank,” are to Centra Bank, Inc., our wholly owned bank subsidiary.
WHERE YOU CAN FIND MORE INFORMATION
          We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet on the shareholder information page of our website at www.centrabank.com. Information on our website is not part of this prospectus. You may also read and copy any document we file with the SEC at its Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can also obtain copies of the documents upon the payment of a duplicating fee to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issues that file electronically with the SEC like us. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.
          We have filed with the SEC a registration statement on Form S-1 (together with all amendments and exhibits thereto), the “Registration Statement,” with respect to the shares of common stock offered by this prospectus. You may obtain a copy of the Registration Statement through the SEC’s Public Reference Room described above. You may also access a copy of the Registration Statement at the SEC’s website set forth above.
          This prospectus omits certain information contained in the Registration Statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the Registration Statement for further information about us and the common stock we are offering. Statements in this prospectus concerning any documents we filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be complete and are subject to and qualified in their entirety by reference to these filings. You should review the complete document to evaluate these statements.
          The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus prior to the termination of the offering.
          We incorporate by reference the documents listed below into this prospectus, except to the extent that any information contained in such filings is deemed “furnished” in accordance with SEC rules and not specifically incorporated by reference herein:
          (a) Our Annual Report on Form 10-K for the year ended December 31, 2008, filed on March 16, 2009, as amended on Form 10-K/A filed on May 8, 2009.
          (b) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, filed on May 11, 2009, June 30, 2009, filed on August 6, 2009, and September 30, 2009, filed on November 9, 2009.
          (c) Our Current Reports on Form 8-K filed on January 9, 2009, January 23, 2009, February 17, 2009, March 3, 2009, March 25, 2009, April 3, 2009, April 16, 2009, April 29, 2009, May 18, 2009, June 2, 2009, July 21, 2009, July 30, 2009, August 27, 2009, September 2, 2009, October 15, 2009, October 30, 2009, November 2, 2009 and November 3, 2009.
          (d) Portions of our proxy statement for the annual meeting of stockholders held on June 25, 2009, that have been incorporated by reference in our 2008 Annual Report on Form 10-K.
          You may request a copy of these filings (other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing to or telephoning us at the following address and telephone number:
Centra Financial Holdings, Inc.
990 Elmer Prince Drive
P. O. Box 656
Morgantown, West Virginia 26507-0656
Attention: Timothy P. Saab
(304) 598-2000
          You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the dates on the front of those documents.

PROSPECTUS SUMMARY
          This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and may not contain all the information that you need to consider in making your investment decision. You should carefully read this entire prospectus, as well as the information to which we refer you and the information incorporated by reference herein, before deciding whether to invest in our common stock. You should pay special attention to the “Risk Factors” section of this prospectus to determine whether an investment in our common stock is appropriate for you.
CENTRA FINANCIAL HOLDINGS, INC.
          Centra Financial was formed on October 25, 1999, as a bank holding company. Centra Bank was formed on September 27, 1999, and chartered under the laws of the State of West Virginia. The bank commenced operations on February 14, 2000. During the first quarter of 2001, Centra Financial formed two second-tier holding companies (Centra Financial Corporation — Morgantown, Inc. and Centra Financial Corporation — Martinsburg, Inc.). During the first quarter of 2007, Centra formed two additional second-tier holding companies (Centra Financial Corporation — Uniontown, Inc. and Centra Financial Corporation — Hagerstown, Inc.). These four entities were formed to manage the banking operations of Centra Bank, the sole bank subsidiary, in those markets.
          Centra operates offices in the Suncrest, Waterfront, Cheat Lake, Sabraton, and Westover areas of Morgantown, Foxcroft Avenue, South Berkeley, Williamsport Pike, and Spring Mills areas of Martinsburg, West Virginia; the Uniontown, Smithfield, Walnut Hill, and Point Marion areas of Fayette County, Pennsylvania; and the Pennsylvania Avenue, North Pointe, and Kenley Square areas of Hagerstown, Maryland. Centra’s business activities are currently confined to a single segment, community banking. As a community banking entity, Centra offers its customers a full range of products through various delivery channels. Such products and services include checking accounts, NOW accounts, money market and savings accounts, time certificates of deposit, commercial, installment, commercial real estate and residential real estate mortgage loans, debit cards, and safe deposit rental facilities. Centra also offers official checks. Services are provided through our walk-in offices, automated teller machines (“ATMs”), fifteen automobile drive-in facilities, banking by phone, and Internet-based banking. Additionally, Centra offers a full line of investment products through an unaffiliated registered broker-dealer.
The Offering
Amount:	$20,000,000 Up to 1,000,000 Shares
Type:	Common Stock
Price:	$20.00 per Share
          Centra Financial’s board of directors has adopted general guidelines for the determination by the company’s management of offerees of the company’s common stock. See “Terms of the Offering.”
Use of Proceeds
          Centra Financial will use the proceeds of the offering to provide necessary capital to support the overall growth of the organization.

SELECTED CONSOLIDATED FINANCIAL DATA
          The following table sets forth selected consolidated financial information for Centra Financial as of and for the five years ended December 31, 2008, and as of and for the nine months ended September 30, 2009 and 2008. The selected financial and other data of Centra Financial set forth below does not purport to be complete and should be read in conjunction with, and is qualified in its entirety by, the more detailed information incorporated by reference herein, including, without limitation, the consolidated audited financial statements and related notes thereto. The following selected historical financial information as of and for the nine months ended September 30, 2009 and 2008 are derived from the unaudited consolidated financial information of Centra Financial and include, in the opinion of Centra Financial’s management, all adjustments (consisting only of normal accruals) necessary to present fairly the data of such periods. You should not rely on the nine-month information as being indicative of results that may be expected for the entire year or for any future interim period.

	As of and for the				As of and for
	Nine Months Ended				the Year Ended
	September 30,				December 31,
	2009	2008	2008	2007	2006	2005	2004
			(Dollars in thousands except per share data)
Operating Data
Total interest income	$48,855	$52,264	$69,355	$68,570	$50,201	$29,530	$20,014
Total interest expense	16,804	22,883	29,399	34,001	22,976	11,288	6,846
Net interest income	32,051	29,381	39,956	34,569	27,225	18,242	13,168
Provision for credit losses	2,506	1,971	5,157	3,498	2,327	1,341	2,160
Other income	6,177	5,571	7,566	6,081	3,638	3,135	2,497
Security (losses) gains	(336)	212	217	—	(40)	(247)	—
Other expense	24,595	24,492	32,763	28,921	20,735	13,465	10,350
Income tax expense (benefit)	3,709	2,917	3,249	2,904	2,929	2,337	1,151
Net income (loss)	7,082	5,784	6,570	5,327	4,832	3,987	2,004
Dividends and accretion on preferred stock (TARP)	923	—	—	—	—	—	—

Net income available to common shareholders	6,159	5,784	6,570	5,327	4,832	3,987	2,004

Balance Sheet Data
End of period:
Total assets	$1,274,008	$1,204,412	$1,213,557	$1,085,187	$913,853	$550,756	$442,914
Investment securities	132,189	123,063	121,543	125,904	125,130	49,748	23,386
Total loans	1,030,869	1,011,927	1,025,212	876,176	693,520	463,496	396,914
Total deposits	1,104,008	1,038,074	1,012,393	943,934	804,188	484,532	385,822
Short-term borrowings	34,230	42,798	75,285	25,173	25,366	18,536	14,507
Long-term debt	20,000	20,000	20,000	20,000	20,000	10,000	10,000
Stockholders’ equity	103,231	92,855	95,242	87,920	57,113	33,873	29,745
Significant Ratios
Net income (loss) to:
Average total assets	.77%	.67%	.57%	.54%	.66%	.80%	.50%
Average stockholders’ equity	9.14	8.54	7.21	8.16	9.92	12.50	6.98
Average stockholders’ equity to Average total assets	8.41	7.87	7.84	6.59	6.60	6.42	7.14
Average total loans to average Deposits	98.39	96.47	92.87	89.00	89.61	99.46	99.06
Risk-based capital ratio	11.97	11.21	11.36	12.24	10.28	11.58	12.09
Per Share Data
Basic net income per share	$0.89	$0.88	$1.00	$0.99	$1.10	$0.91	$0.54
Diluted net income per share	0.85	0.81	0.92	0.91	1.01	0.83	0.51
Cash dividends paid	0.15	0.15	0.20	0.00	0.00	0.00	0.00
Book value at end of period	14.76	15.50	14.00	14.72	13.57	10.93	10.59
Basic weighted-average shares Outstanding	6,912,570	6,578,798	6,597,386	5,384,111	4,394,585	4,394,585	3,734,124
Diluted weighted-average shares Outstanding	7,284,451	7,127,680	7,125,462	5,859,746	4,788,779	4,798,779	3,922,731

RISK FACTORS
We may not be able to maintain our historical growth rate, which may adversely impact our results of operations and financial condition.
          Since our inception, Centra’s asset level has increased rapidly. Various factors, such as economic conditions, regulatory considerations and competition, may impede our rate of growth and our branch expansion, or may make future growth or branches less profitable or more expensive. If we experience a significant decline in our rate of growth as compared to our historic rate of growth, our income, or our rate of income growth, may decrease, and we may not be able to maintain or reduce our expense levels and efficiency ratio, which will adversely affect our results of operations and financial condition.
          Economic conditions began deteriorating during the latter half of 2007 and have continued throughout 2009. Business activity across a wide range of industries and regions has been greatly reduced and many businesses are in serious difficulties due to lack of consumer spending and the lack of liquidity in credit markets. Unemployment has also increased significantly. As a result of this economic crisis, many lending institutions have experienced declines in the performance of loans, including construction, land development and land loans, commercial loans and consumer loans. Moreover, competition among depository institutions for deposits and quality loans has increased significantly. In addition, the values of real estate collateral supporting many commercial loans and home mortgages have declined and may continue to decline. There can be no assurance that the environment will improve in the near term.
Centra’s real estate portfolios are exposed to weakness in the U.S. housing markets and the overall state of the economy.
          The declines in home prices in many markets across the U.S., along with the reduced availability of mortgage credit, could result in increases in delinquencies and losses in Centra’s portfolio of loans related to residential real estate construction and development. Further declines in home prices coupled with an economic recession and associated rises in unemployment levels could drive losses beyond that which is provided for in the allowance for loan losses.
The allowance for loan losses may prove inadequate or be negatively affected by credit risk exposures.
          Centra’s business depends on the creditworthiness of its customers. Centra periodically reviews the allowance for loan losses for adequacy considering economic conditions and trends, collateral values and credit quality indicators, including past charge-off experience and levels of past due loans and nonperforming assets. There is no certainty that the allowance for loan losses will be adequate over time to cover credit losses in the portfolio because of unanticipated adverse changes in the economy, market conditions or events adversely affecting specific customers, industries or markets. If the credit quality of the customer base materially decreases, if the risk profile of a market, industry or group of customers changes materially, or if the allowance for loan losses is not adequate, the business, financial condition, liquidity, capital, and results of operations could be materially adversely affected.
Centra’s ability to pay dividends is limited.
          Holders of shares of Centra’s common stock are entitled to dividends if, and when, they are declared by Centra’s board of directors out of funds legally available for that purpose. The Federal Reserve Board expects Centra to serve as a source of strength to Centra Bank. The Federal Reserve Board may require Centra to retain capital for further investment in Centra Bank. The Federal Reserve Board may require Centra to retain capital for further investment in Centra Bank, rather than pay dividends to its shareholders. Centra Bank may not pay dividends to Centra if, after paying those dividends, Centra Bank would fail to meet the required minimum levels under the risk-based capital guidelines and the minimum leverage ratio requirements. Centra Bank must have the approval from the West Virginia Division of Banking if a dividend in any year would cause the total dividends for that year to exceed the sum of the current year’s net earnings as defined in the retained earnings for the preceding two years as defined, less required transfers to surplus. These provisions could limit Centra’s ability to pay dividends on its outstanding common shares.
Financial market and economic conditions may adversely affect our business.
          The United States is considered to be in a recession, and many businesses are having difficulty due to reduced consumer spending and the lack of liquidity in the credit markets. Unemployment has increased significantly.
          Because of declines in home prices and the values of subprime mortgages across the country, financial institutions and the securities markets have been adversely affected by significant declines in the values of most asset classes and by a serious lack of liquidity. These conditions have led to the failure or merger of a number of prominent financial institutions. In 2008, the U.S. government, the Federal Reserve and other regulators took numerous steps to increase liquidity and to restore investor confidence.
          Centra’s financial performance and the ability of borrowers to pay interest on and repay principal of outstanding loans and the value of collateral securing those loans depends on the business environment in the markets where Centra operates.
An increase in FDIC assessments could impact our financial performance.
          For 2009, the FDIC imposed significant increases to assessed premiums on Centra Bank’s deposits. The FDIC imposes an assessment against all depository institutions for deposit insurance. In the current economic environment, it is likely that this assessment will increase in general for financial institutions across the country, including Centra Bank, thereby increasing operating costs.
Changes in interest rates could reduce income and cash flows.
          Aside from credit risk, the most significant risk resulting from Centra’s normal course of business, extending loans and accepting deposits, is interest rate risk. Centra’s income and cash flows depend to a great extent on the difference between the interest rates earned on interest-earning assets such as loans and investment securities, and the interest rates paid on interest-bearing liabilities such as deposits and other borrowings. These rates are highly sensitive to many factors outside of Centra’s control, including general economic conditions and the fiscal and monetary policies of various governmental agencies, in particular, the Federal Reserve. Changes in monetary policy and changes in interest rates will affect loan origination values, the values of investments and other assets, the volume of deposits and other borrowings and the rates received on loans and investment securities and the rates paid on deposits and other borrowings and the resulting margin. Fluctuations in these areas may have an adverse effect.
          Management uses various measures to monitor interest rate risk and believes it has implemented effective asset and liability management strategies to reduce the potential effects of changes in interest rates on Centra’s results of operations. Management also periodically adjusts the mix of assets and liabilities to manage interest rate risk. However, any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on Centra’s financial condition and results of operations.
Centra’s success depends on Centra’s management team.
          The departure of one or more of Centra’s officers or other key personnel could adversely affect Centra’s operations and financial position. Centra’s management makes most decisions that involve Centra’s operations. A significant portion of Centra’s key personnel have all been with Centra since Centra was formed in 1999.

Centra faces vigorous competition in its market areas.
          Centra faces competition from the following:
•	local, regional and national banks;

•	savings and loans;

•	internet banks;

•	credit unions;

•	finance companies; and

•	brokerage firms serving Centra’s market areas.
          In particular, Centra’s competitors include several major national financial and banking companies whose greater resources may afford them a marketplace advantage by enabling them to maintain numerous banking locations and mount extensive promotional and advertising campaigns. Additionally, banks and other financial institutions may have products and services not offered by Centra, which may cause current and potential customers to choose those institutions. Centra experiences areas of competition with interest rates on loans and deposits, the ability to obtain deposits and the range and quality of services provided. If Centra is unable to attract new and retain current customers, loan and deposit growth could decrease causing Centra’s results of operations and financial condition to be negatively impacted.
Centra is highly regulated.
          The operations of Centra are subject to extensive regulation by federal, state, and local governmental authorities and are subject to various laws and judicial and administrative decisions imposing requirements and restrictions on them. Policies adopted or required by these governmental authorities can affect Centra’s business operations and the availability, growth, and distribution of Centra’s investments, borrowings, and deposits. Regulations affecting banks and financial services businesses are undergoing continuous change, and management cannot predict the effect of those changes.
The number of shares owned by our directors and executive officers could make it more difficult to obtain approval for some matters submitted to shareholder vote, including mergers and acquisitions.
          Our directors and executive officers and their affiliates own approximately 30% of the outstanding common stock. By voting against a proposal submitted to shareholders, the directors and officers, as a group, may be able to make approval more difficult for proposals requiring the vote of shareholders, such as some mergers, share exchanges, asset sales, and amendments to the Articles of Incorporation. The results of the vote may be contrary to the desires or interests of the public shareholders.
TERMS OF THE OFFERING
          Centra Financial is offering up to 1,000,000 shares of common stock at a cash price of $20 per share. Each investor must execute a subscription agreement and deliver $20 for each share the investor wishes to acquire. Checks must be made payable to “Centra Financial Holdings, Inc.” Subject to the provisions below, each investor must purchase a minimum of 500 shares. At the board’s direction, Centra Financial may waive the maximum amount of shares that may be purchased. Centra Financial reserves the right to cancel or modify subscriptions, in whole or in part, for any reason. Centra Financial also reserves the right to reject any and all subscriptions and to determine the order in which it will accept subscriptions.
          The full subscription price per share must be paid at the time an investor subscribes for shares, unless the company agrees to other arrangements concerning the time and place of full payment. Funds raised from the offering will be immediately available to Centra Financial for use and therefore, Centra Financial will not use an escrow account. Additionally, there is no established minimum amount Centra Financial is required to raise before it may use funds for the purposes described in “Use of Proceeds.” Centra Financial is not aware of any expected purchase amounts by its officers or directors.
          Centra Financial’s board of directors has established general guidelines for management to determine offerees of common stock of the company. These guidelines allow significant discretion to management as to whom may be offered the company’s common stock. Factors which may be considered in determining who the offerees are in this offering include:
•	Persons residing in Centra’s existing market areas;

•	existence of accounts or purchases of products with the company and its subsidiaries;

•	the profitability and volume of the existing accounts and products;

•	the longevity of the account relationship;

•	future growth potential of the relationship between the company and its subsidiaries and the offeree;

•	whether the offeree has in the past or may in the future, refer other persons as customers to the company and its subsidiaries;

•	whether the offeree is an employee of the company or its subsidiaries;

•	whether management of the company deems, in its discretion, that the offeree would be beneficial to the company, by virtue of ongoing business development or referrals, general reputation, or otherwise; and

•	any other factor that management determines relevant.
          In addition to the foregoing factors, management may provide preferential treatment in the opportunity to purchase shares to the company’s and its subsidiaries’ employees who have assisted in the development and growth of the company and its business and to provide incentives to other persons to continue to assist in the company’s growth. These guidelines are not binding on management, and the board of directors has vested in management the discretion to determine the identities of the offerees of the common stock.
          Centra Financial determined the offering price by utilizing the price recently established for the Dividend Reinvestment Plan (the DRIP). On October 9, 2009, the fair market value of a share of common stock of Centra Financial was determined to be $20 per share for purposes of purchases under the DRIP. This determination was made based on an independent third party consulting firm engaged by Centra Financial pursuant to the terms of the DRIP. Centra Financial uses an independent third party because its stock does not trade on an exchange or over-the-counter. This valuation was based primarily on the stock trading multiples of a group of comparable banks. As no other bank is exactly similar to Centra Financial, choosing a comparable group is a very subjective process. Comparable banks were chosen based on having performance, financial characteristics and geography similar to Centra Financial; however, because of Centra Financial’s location and size there are a very limited number of comparable banks. The primary determination of value was based on the price times earnings and/or price as a percent of tangible book value, as appropriate, with other methods of valuation, such as but not limited to, price as a percent of assets, discounted cash flows, known trades, previous stock offerings and other information deemed by the consultant to be appropriate in the circumstance.
USE OF PROCEEDS
          Centra Financial will use the proceeds of the offering to provide necessary capital to support the overall growth of the organization. Centra Financial anticipates using the proceeds from this offering as follows:

Use	Amount of Proceeds
Provide capital necessary to support continued growth	$19,954,210
Offering expenses	45,790

Total Use of Proceeds	$20,000,000

CAPITALIZATION
          The following table sets forth our actual capitalization as of the respective dates:

	September 30,		December 31,
	2009	2008	2008	2007
	(in Thousands)
Stockholders’ equity:
Preferred Stock, par value $1.00; 1,000,000 shares authorized; none issued	$—	$—	$—	$—
Common Stock, $1.00 par value; 50,000,000 shares authorized; 6,994,921 and 5,988,740 issued and outstanding at September 30, 2009 and September 30, 2008, and; 6,804,084 and 5,971,171 issued and outstanding at December 31, 2008 and December 31, 2007, Respectively	6,995	5,989	6,804	5,971
Additional paid-in capital	95,901	81,847	93,887	81,580
Accumulated earnings	(1,418)	4,168	(6,535)	(547)
Accumulated other comprehensive income (loss)	1,753	851	1,086	916

Total capitalization	$103,231	$92,855	$95,242	$87,920

MARKET PRICE AND DIVIDEND DATA
          Centra Financial’s common shares are not traded on any national exchange.
          The table presented below sets forth the estimated market value for the indicated periods based upon sales known to management with respect to Centra Financial’s common shares. The information set forth in the table is based on Centra Financial’s knowledge of certain arm’s-length transactions in the stock, and for the fourth quarter of 2009 is based on the valuation for Centra Financial’s DRIP. See “Terms of the Offering”. In addition, dividends are subject to the restrictions described in this prospectus under “Risk Factors — Centra’s ability to pay dividends is limited.” and in this section below.
          Quarterly Market and Dividend Information:

	2009		2008		2007
	Estimated		Estimated		Estimated
	Market Value		Market Value		Market Value
	Per Share	Dividend	Per Share	Dividend	Per Share	Dividend

Fourth Quarter	$20.00	$0.05	$16.59	$0.05	$16.53	$0.00
Third Quarter	17.00	0.05	16.59	0.05	16.53	0.00
Second Quarter	16.00	0.05	16.59	0.05	13.52	0.00
First Quarter	16.50	0.05	16.53	0.05	13.52	0.00
          Centra Financial declared a 10% stock dividend on common shares on November 6, 2008, with a record date of December 12, 2008, payable January 2, 2009. All per share data has been restated to reflect the stock dividend.

          Centra Financial had 1,551 stockholders of record at November 20, 2009. As of September 30, 2009 options to purchase 1,352,611 shares of Centra Financial’s common stock are outstanding. Exercise prices of these options range from $6.21 to $16.53.
          Centra has not initiated any plans to repurchase its stock nor has it repurchased any common stock since its formation in 1999.
          Centra Financial’s stockholders are entitled to receive dividends when and as declared by its board of directors, subject to various regulatory restrictions. Dividends of the bank to Centra Financial are subject to the restrictions contained in W.Va. Code § 31A-4-25. That statute provides that not less than one-tenth part of the net profits of the preceding half-year (in the case of quarterly or semi-annual dividends) or the preceding two consecutive half-year periods (in the case of annual dividends) must be carried to a bank’s surplus fund until the surplus fund equals the amount of its capital stock. The prior approval of the West Virginia Commissioner of Banking is required if the total of all dividends declared by a state bank in any calendar year will exceed the bank’s net profits for that year combined with its retained net profits for the preceding two years. The statute defines “net profits” as the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets after deducting all current operating expenses, actual losses and all federal and state taxes.
DESCRIPTION OF COMMON STOCK
General
          This section of the prospectus describes the material terms and provisions of our common stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our Articles of Incorporation, as amended, our Bylaws, as amended, and the applicable provisions of West Virginia law.
          Our authorized capital stock consists of 50,000,000 shares of our common stock, par value $1.00 per share and 1,000,000 shares of preferred stock, par value $1.00 per share. Our authorized capital stock may be increased and altered from time to time in the manner prescribed by West Virginia law upon the vote of at least a majority of the shares entitled to vote on the matter.
          Each share of our common stock is entitled to one vote on all matters submitted to a vote at any meeting of stockholders. Holders of our common stock are entitled to receive dividends when, as, and if declared by our board of directors out of funds legally available therefor and, upon liquidation, to receive pro rata all assets, if any, of the company that are available for distribution after the payment of creditors and any holders of preferred stock. Holders of our common stock have no preemptive rights to subscribe for any additional securities of any class that we may issue, nor any conversion, redemption or sinking fund rights. Under West Virginia law, holders of our common stock have the right to cumulate votes in the election of directors. The rights and privileges of holders of our common stock are subject to any preferences that our board of directors may set for any series of preferred stock that we may issue.
Amendment of Articles of Incorporation and Bylaws
          Under West Virginia law, the company’s Articles of Incorporation generally may be amended by the affirmative vote of a majority of all votes of shareholders entitled to be cast on a matter and a majority of the outstanding stock of each class entitled to vote on the amendment, unless a greater number is specified in the Articles of Incorporation. The company’s Articles of Incorporation do not require a greater vote.
          The company’s Bylaws may be amended only by a majority vote of the directors of the company.
Business Combinations with Interested Parties
          West Virginia corporate law does not contain statutory provisions restricting certain business combinations.

Antitakeover Provisions
          The company’s Articles of Incorporation and Bylaws contain the following antitakeover provisions.
          - Staggered Directors’ Terms. The directors of the company are elected for staggered terms of three years with no more than one-third of the directors being elected in any one year. This provision has the effect of making it more difficult and time consuming for a shareholder who has acquired or controls a majority of the company’s outstanding common stock to gain immediate control of the board of directors or otherwise disrupt the company’s management.
          - Advance Notice for Director Candidates. The company’s Bylaws require that shareholders who intend to nominate candidates for election to the board of directors must give written notice at least 14 days prior to the date of any shareholders’ meeting called for the purpose of electing directors. The advance notice requirements in the company’s Bylaws afford the board of directors the opportunity to consider the qualifications of the proposed nominees and, to the extent necessary, to inform the shareholders about these qualifications.
          - 80% Vote Required to Remove Directors. The company’s Articles of Incorporation and Bylaws provide that holders of at least 80% of the voting power of shares entitled to vote generally in the election of directors may remove a director. This provision in the company’s articles and Bylaws makes it more difficult for a third party to fill vacancies created by removal with its own nominees.
          - The Company’s Articles of Incorporation Contain Supermajority Provisions. The supermajority provisions in the company’s Articles of Incorporation and Bylaws provide that the affirmative vote of the holders of at least 80% of the outstanding shares of the voting stock of the company will be required to amend or repeal Articles of Incorporation provisions dealing with the classification of the board of directors, director nominations, appointment to newly created directorships, vacancies of directors, removal of directors and business combinations by unsolicited and unapproved third parties.
          The company’s articles also require a two-thirds affirmative vote of the members of the board to amend the Bylaws to change the principal office, change the number of directors, change the number of directors on the executive committee or make a substantial change in the duties of the chairman of the board of the directors and the president. The purpose of a supermajority requirement is to prevent a shareholder with a majority of the company’s voting power from avoiding the requirements of the foregoing by simply repealing them.
          - Advance Notice Requirements for Shareholder Proposals. The company’s Bylaws require that a shareholder wishing to bring business before an annual meeting of shareholders must give 40 days’ advance notice to the company. This advance notice requirement gives the board the opportunity to consider the shareholder’s proposal and to inform the other shareholders about the proposal and the board’s position regarding it. This provision could discourage a shareholder from bringing a matter before an annual meeting.
          - Fair Price Provision. The company’s Articles of Incorporation contain what is known as a “fair price provision.” The fair price provision requires the approval of at least 80% of the company’s shares entitled to vote to approve transactions with an interested shareholder except in cases where either (1) price criteria and procedural requirements are satisfied, or (2) a majority of the company’s board of directors recommends the transaction to the shareholders. If the minimum price criteria and procedural requirements are met or the requisite approval of the company’s board of directors are given, the normal requirements of West Virginia law would apply.
          An “interested shareholder” is any person, other than the company or any of its subsidiaries, who is, or who was within the two-year period immediately before the announcement of a proposed business combination, the beneficial owner of more than 10% of the company’s voting power. It also includes any person who is an assignee of, or has succeeded to, any shares of voting stock in a transaction not involving a public offering which were at any time within the prior two-year period beneficially owned by interested shareholders. A “disinterested director” is any member of the board of directors of the company who is not affiliated with an interested shareholder and who was a director of the company prior to the time the interested shareholder became an interested shareholder. It also includes any successor to a disinterested director who is not affiliated with an interested shareholder and who was recommended by a majority of the disinterested directors then on the board.
Advantages of the Company’s Antitakeover Provisions
          The provisions discussed above may constitute defensive measures because they may discourage or deter a third party from attempting to acquire control of the company. The purpose of these provisions is to discourage and to insulate the corporation against hostile takeover efforts which the company’s board of directors might determine are not in the best interests of the company and its shareholders. We believe that these provisions are reasonable precautions to ensure that a party seeking control will discuss its proposal with management.
Disadvantages of the Company’s Antitakeover Provisions
          The classification of the board of directors makes it more difficult to change directors because they are elected for terms of three years rather than one year, and at least two annual meetings instead of one are required to change a majority of the board of directors. Furthermore, because of the smaller number of directors to be elected at each annual meeting, holders of a minority of the voting stock may be in a less favorable position to elect directors through the use of cumulative voting. The supermajority provisions make it more difficult for shareholders to effect changes in the classification of directors.
          The ability of the board of directors to issue additional shares of common and preferred stock also permits the board of directors to authorize issuance of the stock which may be dilutive and, in the case of preferred stock, which may affect the substantive rights of shareholders without requiring an additional shareholder vote.
          Collectively, the provisions may be beneficial to management in a hostile takeover attempt, making it more difficult to effect changes, and at the same time, adversely affecting shareholders who might wish to participate in a takeover attempt.
Restrictions on Ownership
          The Bank Holding Company Act of 1956, as amended, or BHC Act, generally would prohibit any company that is not engaged in banking activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of the company. Control is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. Under the BHC Act, any existing bank holding company would require the prior approval of the Federal Reserve Board, before acquiring 5% or more of the voting stock of the company. In addition, the Change in Bank Control Act of 1978, as amended, or CBC Act, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Board has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as the company, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.
PLAN OF DISTRIBUTION
          Centra Financial will offer shares of its common stock to the public primarily through sales made by its directors, officers and employees, on a best-efforts basis. These individuals will use personal contact, telephone, mail or other media to solicit subscriptions. No Centra Financial or Centra Bank director, consultant, officer or employee will receive any additional compensation for assisting with the sale of Centra Financial’s common stock. The expenses of the offering are estimated to be $45,790, including legal, accounting, printing and postage expenses. Centra Financial reserves the right to issue shares through sales made by brokers or dealers in securities, in which case expenses may exceed the amounts listed above. See “Terms of the Offering.”

LEGAL MATTERS
          The legality of the shares of common stock offered by this prospectus will be passed upon by Jackson Kelly PLLC, Charleston, West Virginia, counsel to Centra Financial.
EXPERTS
          Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

1,000,000 Shares
CENTRA FINANCIAL HOLDINGS, INC.
Common Stock

PROSPECTUS

December ___, 2009
No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus and if given or made, such information or representation must not be relied upon as having been authorized by Centra Financial. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities offered hereby in any jurisdiction to or from any person to or from whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of Centra Financial since the date hereof.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution
          The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, all of which will be paid by the Registrant.

SEC Registration fee		$2,790
Legal fees and expenses		$35,000	*
Accounting fees and expenses		$8,000	*
Other	$

TOTAL:		$45,790

*	Estimate
Item 14. Indemnification of Directors and Officers
ARTICLE VII
Provisions for the regulation of the internal affairs of the corporation are:
          A. Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved (including, without limitation, as a witness or deponent) in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise in nature (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the written request of the corporation’s Board of Directors, president or their delegate as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action or omission in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the corporation to the fullest extent authorized by law, including but not limited to the West Virginia Code, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said Code permitted the corporation to provide prior to such amendment), against all expenses, liability and loss (including, without limitation, attorneys’ fees and disbursements, judgments, fines, ERISA or other similar or dissimilar excise taxes or penalties and amounts paid or to be paid in settlement) incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnity in connection with a Proceeding (or part thereof) initiated by such person only if such Proceeding (or part thereof) was authorized by the Board of Directors of the corporation; provided, further, that the corporation shall not indemnify any person for civil money penalties or other matters, to the extent such indemnification is specifically not permissible pursuant to federal or state statute or regulation, or order or rule of a regulatory agency of the federal or state government with authority to enter, make or promulgate such order or rule. Such right shall include the right to be paid by the corporation expenses, including, without limitation, attorneys’ fees and disbursements, incurred in defending or participating in any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it should be ultimately determined that such person is not entitled to be indemnified under this Article or otherwise. The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the corporation, or that such person did have reasonable cause to believe that his conduct was unlawful.
          B. Right of Claimant to Bring Suit. If a claim under this Article is not paid in full by the corporation within thirty days after a written claim therefor has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending or participating in any Proceeding in advance of its final disposition where the required undertaking has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the applicable law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation.
          Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification or reimbursement of the claimant is permitted in the circumstances because he or she has met the applicable standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
          C. Contractual Rights: Applicability. The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.
          D. Requested Service. Any director or officer of the corporation serving, in any capacity, (i) another corporation of which five percent (5%) or more of the shares entitled to vote in the election of its directors is held by the corporation, or (ii) any employee benefit plan of the corporation or of any corporation referred to herein shall be deemed to be doing so at the request of the corporation.
          E. Non-Exclusivity of Rights. The rights conferred on any person hereunder shall not be exclusive of and shall be in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.
          F. Insurance. The corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under West Virginia law.
          G. Limitation of Liability. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exception from liability or limitation thereof is not permitted by the West Virginia Business Corporation Act or the laws of the United States or the State of West Virginia, as the same may exist or are hereafter amended. Any repeal or modification of the foregoing provision by the stockholders of the corporation shall not adversely affect any right of protection of a director of the corporation existing at the time of such repeal or modification.
                    Centra Financial is a West Virginia corporation subject to the applicable indemnification provisions of the General Corporation Law of West Virginia. Centra Financial and all of its operating subsidiaries have entered into indemnification agreements with their directors which are substantially similar to the indemnification rights provided for in the Articles of Incorporation.
                    The foregoing indemnity provisions have the effect of reducing directors’ and officers’ exposure to personal liability for actions taken in connection with their respective positions.
                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Centra Financial pursuant to the foregoing provisions, or otherwise, Centra Financial has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Centra Financial of expenses incurred or paid by a director, officer or controlling person of Centra Financial in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Centra Financial will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
Item 15. Recent Sales of Unregistered Securities
          On January 16, 2009, pursuant to a purchase agreement with the United States Department of the Treasury pursuant to which Centra Financial issued and sold (i) 15,000 of our Fixed Cumulative Perpetual Preferred Stock, Series A, par value $1.00 per share, and (ii) 750 shares of Fixed Cumulative Perpetual Preferred Stock, Series B, par value $1.00 per share, for an aggregate purchase price of $15,000,750. These securities were sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended, in reliance on Section 4(2) of the Securities Act of 1933, as amended. The purchaser in such transaction was an “accredited investor” within the meaning of Rule 501 of Resolution D promulgated under the Securities Act of 1933, as amended. Centra Financial redeemed all of the outstanding shares of Fixed Cumulative Perpetual Preferred Stock, Series A, on March 31, 2009, for the purchase price of $15,000,000 plus accrued dividends. On April 30, 2009, Centra Financial redeemed all of the outstanding shares of Fixed Cumulative Perpetual Preferred Stock, Series B, for $750,000 plus accrued dividends.

Item 16. Exhibits
EXHIBIT INDEX

Exhibit
Number	Description	Exhibit Location

3.1	Articles of Incorporation	Form 10-K for the year ended December 31, 2008, and incorporated by reference herein.

3.2	Bylaws	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

5	Opinion of Jackson Kelly PLLC	Filed herewith.

10.1	Centra Financial Holdings, Inc. 1999 Stock Incentive Plan dated as of April 27, 2000	Form 10-KSB for the year ended December 31, 2000, and incorporated by reference herein.

10.2	Lease agreement with Platinum Plaza, Inc.	Form S-4 Registration Statement, Registration No. 333-36186, filed December 23, 1999, and incorporated by reference herein.

10.3	Lease agreement with Frank and Teresa Fargo for premises occupied by the Williamsport Pike office	Form 10-KSB for the year ended December 31, 2001, and incorporated by reference herein.

10.4	Lease agreement with Columbus, LLC for premises occupied by the 450 Foxcroft Avenue office	Form 10-KSB for the year ended December 31, 2001, and incorporated by reference herein.

10.5	Lease agreement with Van Wyk Enterprises, Inc. for premises occupied by the 300 Foxcroft Avenue office	Form 10-KSB for the year ended December 31, 2001, and incorporated by reference herein.

10.6	Lease agreement with Union Properties for unimproved real estate at the corner of West Virginia Route 857 and Venture Drive	Form 10-KSB for the year ended December 31, 2002, and incorporated by reference herein.

10.07	Indenture with Centra Financial Holdings, Inc. as Issuer and Wilmington Trust Company as Trustee	Form 10-K for the year ended December 31, 2004, and incorporated by reference herein.

10.08	Floating Rate Junior Subordinated Deferrable Interest Debenture	Form 10-K for the year ended December 31, 2004, and incorporated by reference herein.

10.09	Guarantee Agreement by and between Centra Financial Holdings, Inc. and Wilmington Trust Company	Form 10-K for the year ended December 31, 2004, and incorporated by reference herein.

10.10	Deferred compensation plan for directors	Form 10-K for the year ended December 31, 2005, and incorporated by reference herein.

10.11	Stock Purchase Agreement with shareholders of Smithfield State Bank	Form 8-K filed March 16, 2006, and incorporated by reference herein.

10.12	Indenture with Centra Financial Holdings, Inc. as Issuer and Bear Stearns as Trustee	Form 10-Q for the quarter ended June 30, 2006, and incorporated by reference herein.

10.13	Floating Rate Junior Subordinated Deferrable Interest Debenture	Form 10-Q for the quarter ended June 30, 2006, and incorporated by reference herein.

10.14	Guarantee Agreement by and between Centra Financial Holdings, Inc. and Bear Stearns	Form 10-Q for the quarter ended June 30, 2006, and incorporated by reference herein.

10.15	Executive Supplemental Retirement Plan for Douglas J. Leech dated April 20, 2000	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

Exhibit
Number	Description	Exhibit Location

10.15a	Life Insurance Method Split Dollar Plan Agreement	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

10.15b	Rabbi Trust for the Executive Supplemental Retirement Plan Agreement and the Endorsement Method Split Dollar Plan	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

10.16	Executive Salary Continuation Plan for Kevin D. Lemley dated January 24, 2001	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

10.17	Executive Salary Continuation Plan for Henry M. Kayes, Jr. dated September 6, 2005	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

10.18	Executive Salary Continuation Plan for Kevin D. Lemley dated September 7, 2005	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

10.19	Executive Salary Continuation Plan for E. Richard Hilleary dated September 7, 2005	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

10.20	Executive Salary Continuation Plan for Karla J. Strosnider dated September 7, 2005	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

10.21	Employment and Change-of-Control Agreement with Kevin D. Lemley	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.22	Employment and Change-of-Control Agreement with Timothy P. Saab	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.23	Employment and Change-of-Control Agreement with E. Richard Hilleary	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.24	Employment and Change-of-Control Agreement with Henry M. Kayes, Jr.	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.25	Employment and Change-of-Control Agreement with Karla J. Strosnider	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.26	Employment and Change-of-Control Agreement with John T. Fahey	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.27	Employment Agreement of Douglas J. Leech dated January 17, 2008	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.28	Executive Supplemental Retirement Plan for Douglas J. Leech dated February 23, 2008	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.29	Amendment and Restated Employee and Change-of-Control Agreement with S. Todd Eckels	Form 8-K filed October 16, 2008, and incorporated by reference herein.

10.30	Amendment to Executive Salary Continuation Agreement for John T. Fahey dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.31	Amendment to Executive Salary Continuation Agreement for E. Richard Hilleary dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.32	Amendment to Executive Salary Continuation Agreement for Henry M. Kayes, Jr. dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.33	Amendment to Executive Salary Continuation Agreement for Timothy P. Saab dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.34	Amendment to Executive Salary Continuation Agreement for Kevin D. Lemley dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

Exhibit
Number	Description	Exhibit Location

10.35	Amendment to Executive Salary Continuation Agreement for Karla J. Strosnider dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.36	Amendment to Executive Salary Continuation Agreement for Kevin D. Lemley dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.37	Amendment to Executive Salary Continuation Agreement for Timothy P. Saab dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.38	Amendment to Executive Salary Continuation Agreement for Douglas J. Leech, Jr. dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.39	Supplemental Executive Retirement Agreement for John T. Fahey dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.40	Supplemental Executive Retirement Agreement for Kevin D. Lemley dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.41	Supplemental Executive Retirement Agreement for Timothy P. Saab dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.42	Supplemental Executive Retirement Agreement for Karla J. Strosnider dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.43	Supplemental Executive Retirement Agreement for E. Richard Hilleary dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.44	Supplemental Executive Retirement Agreement for Henry M. Kayes, Jr. dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.45	Employment and Change-of-Control Agreement with Kevin D. Lemley dated June 1, 2009	Form 8-K filed June 2, 2009, and incorporated by reference herein.

10.46	Employment and Change-of-Control Agreement with E. Richard Hilleary dated June 1, 2009	Form 8-K filed June 2, 2009, and incorporated by reference herein.

10.47	Employment and Change-of-Control Agreement with Henry M. Kayes, Jr. November 1, 2009	Form 8-K filed October 30, 2009, and incorporated by reference herein.

12	Statement Re: Computation of Ratios	Previously filed.

14	Code of Ethics	Form 10-K for the year ended December 31, 2004, and incorporated by reference herein.

21	Subsidiaries of Registrant	Previously filed.

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith.

23.2	Consent of Jackson Kelly PLLC (included in Exhibit 5)	Filed herewith.

24	Power of Attorney of Certain Officers and Directors	Previously filed.

99.1	Subscription Agreement	Previously filed.
Item 17. Undertakings
The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (A) Each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
          (5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned Registrant undertakes that in a primary offering of securities of an undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of an undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned Registrant or its securities provided by or on behalf of an undersigned Registrant; and
          (iv) Any other communication that is an offer in the offering made by an undersigned Registrant to the purchaser.
          (6) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
          In accordance with the requirements of the Securities Act of 1933, Centra Financial certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Morgantown, State of West Virginia, on December 14, 2009.

Centra Financial Holdings, Inc.
By:	/s/ Douglas J. Leech, Jr.
Douglas J. Leech, Jr.
(Principal Executive Officer)

By:	/s/ Kevin D. Lemley
Kevin D. Lemley
(Principal Accounting and Financial Officer)

Dated: December 14, 2009
     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signatures	Title	Date

/s/ Douglas J. Leech, Jr. Douglas J. Leech	President and Chief Executive Officer and Director	December 14, 2009

* C. Christopher Cluss	Director	December 14, 2009

*	Director	December 14, 2009
James W. Dailey II

*	Director	December 14, 2009
Arthur Gabriel

*	Director	December 14, 2009
Robert A. McMillan

*	Director	December 14, 2009
Mark R. Nesselroad

*	Director	December 14, 2009
Parry G. Petroplus

*	Director	December 14, 2009
Milan Puskar

*	Director	December 14, 2009
Paul T. Swanson

*	Director	December 14, 2009
Bernard G. Westfall

*  The undersigned, pursuant to a power of attorney, executed by each of the officers and directors above and filed with the SEC, by signing his name hereto, does hereby sign and deliver this Registration Statement on behalf of the persons noted above in the capacities indicated.

By	/s/ Douglas J. Leech
Douglas J. Leech
President, Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit
Number	Description	Exhibit Location

3.1	Articles of Incorporation	Form 10-K for the year ended December 31, 2008, and incorporated by reference herein.

3.2	Bylaws	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

5	Opinion of Jackson Kelly PLLC	Filed herewith.

10.1	Centra Financial Holdings, Inc. 1999 Stock Incentive Plan dated as of April 27, 2000	Form 10-KSB for the year ended December 31, 2000, and incorporated by reference herein.

10.2	Lease agreement with Platinum Plaza, Inc.	Form S-4 Registration Statement, Registration No. 333-36186, filed December 23, 1999, and incorporated by reference herein.

10.3	Lease agreement with Frank and Teresa Fargo for premises occupied by the Williamsport Pike office	Form 10-KSB for the year ended December 31, 2001, and incorporated by reference herein.

10.4	Lease agreement with Columbus, LLC for premises occupied by the 450 Foxcroft Avenue office	Form 10-KSB for the year ended December 31, 2001, and incorporated by reference herein.

10.5	Lease agreement with Van Wyk Enterprises, Inc. for premises occupied by the 300 Foxcroft Avenue office	Form 10-KSB for the year ended December 31, 2001, and incorporated by reference herein.

10.6	Lease agreement with Union Properties for unimproved real estate at the corner of West Virginia Route 857 and Venture Drive	Form 10-KSB for the year ended December 31, 2002, and incorporated by reference herein.

10.07	Indenture with Centra Financial Holdings, Inc. as Issuer and Wilmington Trust Company as Trustee	Form 10-K for the year ended December 31, 2004, and incorporated by reference herein.

10.08	Floating Rate Junior Subordinated Deferrable Interest Debenture	Form 10-K for the year ended December 31, 2004, and incorporated by reference herein.

10.09	Guarantee Agreement by and between Centra Financial Holdings, Inc. and Wilmington Trust Company	Form 10-K for the year ended December 31, 2004, and incorporated by reference herein.

10.10	Deferred compensation plan for directors	Form 10-K for the year ended December 31, 2005, and incorporated by reference herein.

10.11	Stock Purchase Agreement with shareholders of Smithfield State Bank	Form 8-K filed March 16, 2006, and incorporated by reference herein.

10.12	Indenture with Centra Financial Holdings, Inc. as Issuer and Bear Stearns as Trustee	Form 10-Q for the quarter ended June 30, 2006, and incorporated by reference herein.

10.13	Floating Rate Junior Subordinated Deferrable Interest Debenture	Form 10-Q for the quarter ended June 30, 2006, and incorporated by reference herein.

10.14	Guarantee Agreement by and between Centra Financial Holdings, Inc. and Bear Stearns	Form 10-Q for the quarter ended June 30, 2006, and incorporated by reference herein.

10.15	Executive Supplemental Retirement Plan for Douglas J. Leech dated April 20, 2000	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

Exhibit
Number	Description	Exhibit Location

10.15a	Life Insurance Method Split Dollar Plan Agreement	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

10.15b	Rabbi Trust for the Executive Supplemental Retirement Plan Agreement and the Endorsement Method Split Dollar Plan	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

10.16	Executive Salary Continuation Plan for Kevin D. Lemley dated January 24, 2001	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

10.17	Executive Salary Continuation Plan for Henry M. Kayes, Jr. dated September 6, 2005	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

10.18	Executive Salary Continuation Plan for Kevin D. Lemley dated September 7, 2005	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

10.19	Executive Salary Continuation Plan for E. Richard Hilleary dated September 7, 2005	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

10.20	Executive Salary Continuation Plan for Karla J. Strosnider dated September 7, 2005	Form 10-K for the year ended December 31, 2006, and incorporated by reference herein.

10.21	Employment and Change-of-Control Agreement with Kevin D. Lemley	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.22	Employment and Change-of-Control Agreement with Timothy P. Saab	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.23	Employment and Change-of-Control Agreement with E. Richard Hilleary	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.24	Employment and Change-of-Control Agreement with Henry M. Kayes, Jr.	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.25	Employment and Change-of-Control Agreement with Karla J. Strosnider	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.26	Employment and Change-of-Control Agreement with John T. Fahey	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.27	Employment Agreement of Douglas J. Leech dated January 17, 2008	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.28	Executive Supplemental Retirement Plan for Douglas J. Leech dated February 23, 2008	Form 10-K for the year ended December 31, 2007, and incorporated by reference herein.

10.29	Amendment and Restated Employee and Change-of-Control Agreement with S. Todd Eckels	Form 8-K filed October 16, 2008, and incorporated by reference herein.

10.30	Amendment to Executive Salary Continuation Agreement for John T. Fahey dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.31	Amendment to Executive Salary Continuation Agreement for E. Richard Hilleary dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.32	Amendment to Executive Salary Continuation Agreement for Henry M. Kayes, Jr. dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.33	Amendment to Executive Salary Continuation Agreement for Timothy P. Saab dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.34	Amendment to Executive Salary Continuation Agreement for Kevin D. Lemley dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

Exhibit
Number	Description	Exhibit Location

10.35	Amendment to Executive Salary Continuation Agreement for Karla J. Strosnider dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.36	Amendment to Executive Salary Continuation Agreement for Kevin D. Lemley dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.37	Amendment to Executive Salary Continuation Agreement for Timothy P. Saab dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.38	Amendment to Executive Salary Continuation Agreement for Douglas J. Leech, Jr. dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.39	Supplemental Executive Retirement Agreement for John T. Fahey dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.40	Supplemental Executive Retirement Agreement for Kevin D. Lemley dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.41	Supplemental Executive Retirement Agreement for Timothy P. Saab dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.42	Supplemental Executive Retirement Agreement for Karla J. Strosnider dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.43	Supplemental Executive Retirement Agreement for E. Richard Hilleary dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.44	Supplemental Executive Retirement Agreement for Henry M. Kayes, Jr. dated December 24, 2008	Form 8-K filed December 31, 2008, and incorporated by reference herein.

10.45	Employment and Change-of-Control Agreement with Kevin D. Lemley dated June 1, 2009	Form 8-K filed June 2, 2009, and incorporated by reference herein.

10.46	Employment and Change-of-Control Agreement with E. Richard Hilleary dated June 1, 2009	Form 8-K filed June 2, 2009, and incorporated by reference herein.

10.47	Employment and Change-of-Control Agreement with Henry M. Kayes, Jr. November 1, 2009	Form 8-K filed October 30, 2009, and incorporated by reference herein.

12	Statement Re: Computation of Ratios	Previously filed.

14	Code of Ethics	Form 10-K for the year ended December 31, 2004, and incorporated by reference herein.

21	Subsidiaries of Registrant	Previously filed.

23.1	Consent of Independent Registered Public Accounting Firm	Filed herewith.

23.2	Consent of Jackson Kelly PLLC (included in Exhibit 5)	Filed herewith.

24	Power of Attorney of Certain Officers and Directors	Previously filed.

99.1	Subscription Agreement	Previously filed.